Exhibit 10.2

AMENDMENT NO. 6 TO
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This Amendment No. 6 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 31, 2013 by and between Bank of America, N.A. (“Buyer”) and Nationstar Mortgage LLC (“Seller”). This Amendment amends that certain Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, dated as of October 21, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of May 31, 2013, the Agreement is hereby amended as follows:

(a)
Exhibit A to the Agreement is hereby amended by deleting the definition of “Total Liabilities” in its entirety and replacing it with the following (with the added language underlined for ease of review):

“Total Liabilities: As of any date of determination, the result of (i) the total liabilities of Seller on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Seller's financial statements, plus (ii) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Seller under any repurchase, refinance or other similar credit arrangements, plus (iii) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, minus (iv) the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP, minus (v) the amount of any non-recourse debt, including any securitization debt, and, for the period of time from May 31, 2013 through and including October 31, 2013, minus (vi) Specified Liabilities.”

(b)	Exhibit A to the Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“Specified Liabilities: Accounts payable and any other GAAP liabilities of Seller or any of its Subsidiaries reflected on their respective financial statements relating to those certain servicing advance reimbursement rights and deferred servicing fees purchased by Seller from Bank of America, N.A. in connection with Seller's acquisition of approximately $215,000,000,000 of residential mortgage servicing rights and certain other assets from Bank of America, N.A. on or about January 6, 2013.”

2.
No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.
Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.
Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.
Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.

By:    /s/ Rayanthi De Mel

Name:    Rayanthi De Mel

Title:    Assistant Vice President
Bank of America, N.A.

NATIONSTAR MORTGAGE LLC

By:    /s/ Larry Brown

Name:    Larry Brown

Title:    Vice President